UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 25, 2017

Date of Report

(Date of earliest event reported)

INSYNERGY PRODUCTS, INC. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-54892 (Commission File Number)	27-1781753 (IRS Employer Identification No.)
2501 West Burbank Blvd., Suite 201, Burbank, California (Address of principal executive offices)		91505 (Zip code)

Registrant’s telephone number, including area code:  818-260-9370

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

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SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On August 25, 2017 a majority of the board of directors of Insynergy Products, Inc. (“Company”) authorized the issuance of 36,263,534 shares of the Company’s common stock to our President, Ross Sklar, in consideration for his forfeiture of warrants to purchase 35,000,000 shares of the Company’s common stock at an exercise price of $0.23 ($8,050,000).   All shares were privately issued with a restrictive legend in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant

After the shares are issued to Mr. Sklar, he will beneficially own 50% of the Company’s 72,527,068 issued and outstanding common shares.  Mr. Sklar agreed to forfeit the 35,000,000 warrants to purchase the Company’s common stock in exchange for 36,263,534 shares of common stock.  The warrants were granted pursuant to a Binding Letter of Intent, dated August 13, 2015, whereby the Company acquired the License to a series of products in the following categories:  Consumer Foods, Personal Care/Cosmetics, Personal Care-OTC/FDA, Household Cleaning and Laundry, Hardware/DIY, Automotive, Pet Care, Seasonal and Ares and Crafts.

In addition, as a member of the board and due to Mr. Sklar’s personal interest in this matter, he abstained from voting on the matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2017	INSYNERGY PRODUCTS, INC. By: /s/ Ross Sklar Ross Sklar President and Chief Executive Officer

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